EXHIBIT 23.2

Consent of Independent Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-162632) of Advaxis, Inc. of our report dated December 11, 2006, on the statements of operations, stockholders’ equity (deficiency), and cash flows of Advaxis, Inc. (a development stage company) included in the cumulative columns from March 1, 2002 (inception) to October 31, 2006.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/S/ GOLDSTEIN GOLUB KESSLER LLP

Goldstein Golub Kessler LLP
New York, New York
November 6, 2009